CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



We consent to the reference to our firm under the captions "Financial Highlights", "Shareholder Services - Statements and Reports", "General Information - Independent Registered Public Accounting Firm" and "Financial Statements and Report of Independent Registered Public Accounting Firm" and to the use of our report dated November 17, 2006, which is incorporated by reference in this Registration Statement (Form N1-A Nos. 33-45328 and 811-06554) of AllianceBernstein Global Government Income Trust, Inc.






                                            ERNST & YOUNG LLP


New York, New York
October 23, 2007